Exhibit 10.1

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement (the “Amendment”) is made effective as of April 25, 2017, and amends that certain Securities Purchase Agreement (“Purchase Agreement”) dated as of September 25, 2016 by and among BioPharmX Corporation (“Company”), and the undersigned purchaser identified on the signature pages thereto (the “Purchaser” and, together with the Company, the “Parties”).

RECITALS

A. WHEREAS, the Company’s Board of Directors has determined it is in the best interests of the Company to approve the offering, issuance and sale by the Company of the Company’s common stock pursuant to a continuous at-the-market offering in accordance with Rule 415 promulgated under the Securities Act of 1933, as amended (“ATM Offering”).

B. WHEREAS, (i) Section 4.11 of the Purchase Agreements provide that the Purchasers shall have notice rights and participation rights with respect to issuances by the Company of certain securities and (ii) Section 4.12 of the Purchase Agreement prohibits the Company from effecting or entering into an agreement involving a Variable Rate Transaction (as defined in the Purchase Agreement).

C. WHEREAS, Section 5.5 of the Purchase Agreement provide that any provision of the Purchase Agreement may be amended by a written instrument signed the Company and Purchasers which purchased at least 50.1% in interest of the Shares (as defined in the Purchase Agreement) based on the initial Subscription Amounts (as defined in the Purchase Agreement) thereunder (“Requisite Purchasers”).

D. WHEREAS, the undersigned desires to (i) amend the notice and participation rights under Section 4.11 of the Purchase Agreement, (ii) exempt an ATM Offering from the notice and participation rights under Section 4.11 of the Purchase Agreement, (iii) amend when the prohibition on effecting Variable Rate Transactions will terminate, and (iv) exempt an ATM Offering from being deemed a Variable Rate Transaction subject to Section 4.12 of the Purchase Agreement.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, and otherwise subject to the terms and conditions of this Amendment, the Company and the Purchaser hereby agree as follows:

1.     Definition  of ATM Offering.    The following defined term is added to Section 1.1 of the Purchase Agreement after the definition of “Affiliate”:

“ATM Offering” means any continuous at-the-market offering by the Company or any of its Subsidiaries of Common Stock in accordance with Rule 415 under the Securities Act.

2.     Amendment  of  Participation  Rights.    Section 4.11 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          4.11 Participation in Future Financing.

(a) From the date hereof until the date that is the 18 month anniversary of the  Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, debt securities for cash consideration or a combination of units thereof (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing (the “Participation Maximum”)

on the same terms, conditions and price provided for in the Subsequent Financing; provided, that, in accordance with clause (d) below, in no event shall the Purchasers in the aggregate have the right to participate in more than the Participation Maximum of any Subsequent Financing.

During or prior to the time period that the New York Stock Exchange is open (the "Trading Hour Period") on the Trading Day prior to the Trading Day of the expected announcement of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”); provided,  however, the Company may deliver a Pre-Notice during such time other than during the Trading Hour Period, provided that such Pre-Notice shall be deemed to have been delivered at 9:30 a.m. on the next Trading Day, which Pre-Notice shall ask such Purchaser if it wants to receive material non-public information about the Company without providing any material non-public information to such Purchaser in such Pre-Notice. Upon the consent of a Purchaser, and only  upon a consent of such Purchaser, to receive material non-public information about the Company, the Company shall promptly deliver a notice to such Purchaser (a “Subsequent Financing Notice”), which shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.  If a Purchaser does not, within 3 hours after the later of (i) the actual delivery of a Pre-Notice and (ii) the deemed delivery of a Pre-Notice, deliver notice to the Company consenting to the receipt of non-public information about the Company, the Company's obligations pursuant to this Section 4.11 with respect to such Purchaser shall cease.

(b) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 12 hours after receipt of the applicable  Subsequent Financing Notice) (the “Notice Termination Time”) that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such time, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(c) After the Notice Termination Time, the Company may effect, on the terms and with the Persons set forth in the Subsequent Financing Notice, the portion of such Subsequent Financing equal to the total amount of the Subsequent Financing less the aggregate amount set forth in the notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate), with such participation amounts subject to adjustment pursuant to Section 4.11(d).

(d) If by the Notice Termination Time, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased hereunder by a Purchaser participating under this Section 4.11 and (y) the sum of the aggregate Subscription Amounts of Securities purchased hereunder by all Purchasers participating under this Section 4.11.

(e) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.11, if the definitive agreement subject to the initial Subsequent Financing Notice is not entered into for any reason on the terms set forth in such Subsequent Financing Notice within three (3) Trading Days after the Trading Day of the expected announcement of the Subsequent Financing set forth in the initial Subsequent Financing Notice.

(f) The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

(g) Notwithstanding anything to the contrary in this Section 4.11 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non- public information, by the fifth (5th) Business Day following delivery of the Subsequent Financing Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(h) Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance or an ATM Offering."

5.     Amendment of Prohibition of Variable Rate Transactions. The first sentence of Section 4.12(b) of the Purchase Agreement is hereby replaced in its entirety to read as follows:

(b) From the date hereof until the earlier of (i) such time as no Purchaser holds any of the Warrants or (ii) the date that is the 18 month anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction.”

6.     Exemption from Variable Rate Transaction. Section 4.12(c) of the Purchase Agreement is hereby replaced in its entirety to read as follows:

“(c)   Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of (i) an    Exempt Issuance, (ii) an ATM Offering, or (iii) an unregistered convertible or non-convertible debt instrument issued to existing stakeholders in the Company, except that no Variable Rate Transaction shall be an Exempt Issuance.”

7.     Effectiveness of Amendment. This Amendment shall only be effective upon the execution and delivery of this Amendment and the execution and delivery of substantially identical Amendments by the Requisite Purchasers.

8.     Agreement Binding. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective owners, stockholders, affiliates, subsidiaries, officers, directors, agents, successors, and assigns.

9.     Further Documents. To the extent any documents are required to be executed by any of the Parties to effectuate this Amendment, each Party agrees to execute and deliver such other and further documents as may be required to carry out the terms of this Amendment.

10.    Entire Agreement. This Amendment, together with the Purchase Agreement, contains the entire understanding and complete agreement of the Parties with respect to the subject matter thereof, and all understandings and agreements, if any, previously reached among the Parties relating to such subject matter are merged into the Purchase Agreement and this Amendment. The Parties acknowledge that there are no collateral agreements or representations between the Parties, written or oral, that are not contained in this Amendment or the Purchase Agreement. Any prior representations or agreements between the Parties with respect to any subject covered by this Amendment are canceled and superseded by this Amendment.

11.    Modifications. No amendment or modification of this Amendment shall be valid or binding upon the Parties unless made in writing and executed by the Company and Purchaser.

12.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a copy shall have the same force and effect as execution of an original.

[Signature pages follow]

In Witness Whereof, the parties have executed and delivered this Amendment.

BIOPHARMX CORPORATION

Date:

In Witness Whereof, the parties have executed and delivered this Amendment.

By:

Date: